United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 31, 2008, Chesapeake Utilities Corporation (the “Company”) entered into a Note Agreement (the “Note Agreement”) with General American Life Insurance Company and New England Life Insurance Company (the “Purchasers”), whereby the Purchasers agreed to purchase $30 million of the Company’s long-term unsecured Senior Notes (the “Notes”). The Notes will bear interest at a fixed annual rate of 5.93% and will mature on October 31, 2023. The Company is obligated to make interest payments semi-annually on the 30th day of April and the 31st day of October in each year, commencing April 30, 2009, and principal payments semi-annually on the same days in each year, commencing April 30, 2014.

The Note Agreement is not being filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish a copy of the Note Agreement to the Securities Exchange Commission upon request.

A copy of the Company’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated November 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper
————————————————
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: November 6, 2008